UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________________

FORM 8-K

_______________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 24, 2012

The Interpublic Group of Companies, Inc.
(Exact Name of Registrant as Specified in Charter)
Delaware	1-6686	13-1024020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1114 Avenue of the Americas, New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 212-704-1200
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.                      Triggering Events that Accelerate or Increase a Direct Financial Obligation.

On February 24, 2012, The Interpublic Group of Companies, Inc. (the “Company”), announced that it is exercising its option to redeem its 4.25% Convertible Notes due 2023 (the “Notes”) (CUSIP Nos. 460690 BA 7 and 460690 AZ 3).  Pursuant to Article 11 of the indenture dated November 15, 2006 (the “Base Indenture”) and Section 2.02 of the first supplemental indenture dated as of November 15, 2006 (the “Supplemental Indenture”, and, together with the Base Indenture, the “Indenture”), between the Company and The Bank of New York Mellon, the Company issued a Redemption Notice announcing the redemption of all of its outstanding Notes, of which an aggregate principal amount of $400,000,000 are outstanding.  The redemption price is equal to $1,000 per $1,000 principal amount of the notes, plus accrued and unpaid interest up to, but excluding, the redemption date.  The redemption date is March 26, 2012.  Holders of the notes may convert their notes into shares of Interpublic common stock at a conversion rate of 82.4612 common shares per $1,000 principal amount of notes until the close of business on March 23, 2012.  A copy of the Redemption Notice is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 8.01                      Other Events.

On February 24, 2012, the Company issued a press release announcing the exercise of the Company’s option to redeem all of its outstanding Notes.  A copy of the press release is attached hereto as Exhibit 99.2 and incorporated by reference herein.

Item 9.01                      Financial Statements and Exhibits.

Exhibit 99.1:          Redemption Notice, dated February 24, 2012 (filed pursuant to Item 2.04).
Exhibit 99.2:          Press release, dated February 24, 2012 (filed pursuant to Item 8.01).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE INTERPUBLIC GROUP OF COMPANIES, INC.
Date: February 24, 2012	By:	/s/ NICHOLAS J. CAMERA
Nicholas J. Camera Senior Vice President, General Counsel and Secretary